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                                                                    Exhibit 4.1

                               LANDEC CORPORATION


                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


                                NOVEMBER 19, 1999

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                               LANDEC CORPORATION

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

         This Series A Preferred Stock Purchase Agreement (the "AGREEMENT") is made as of the 19th day of November, 1999 by and between Landec Corporation, a California corporation (the "COMPANY"), and Frederick Frank (the "PURCHASER").

         The parties hereby agree as follows:

         1.       PURCHASE AND SALE OF PREFERRED STOCK.

                  1.1 SALE AND ISSUANCE OF PREFERRED STOCK.

                      (a) As of the Closing (as defined below) Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of 50,000 shares of Series A-1 Preferred Stock, $0.001 par value, and 116,667 shares of Series A-2 Preferred Stock, $0.001 par value, each having the rights, preferences, privileges and restrictions set forth in the Certificate of Determination of Rights, Preferences and Privileges of Series A Preferred Stock attached to this Agreement as EXHIBIT B (the "CERTIFICATE OF DETERMINATION"), and shall have filed the Certificate of Determination with the California Secretary of State. As used herein, the term "Series A Preferred Stock" shall refer to each of the SERIES A-1 PREFERRED STOCK and the Series A-2 Preferred Stock.

                      (b) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing that number of shares of Series A Preferred Stock set forth opposite the Purchaser's name on EXHIBIT A attached hereto at a purchase price of $60.00 per share. The shares of Series A Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "STOCK", and the Common Stock of the Company issuable upon conversion of the Stock shall be hereinafter referred to as the "CONVERTED COMMON STOCK".

                  1.2 CLOSING; DELIVERY.

                      (a) The purchase and sale of the Stock shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 1020 Marsh Road, Menlo Park, California, at 10:00 a.m., on November 19, 1999, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the "CLOSING").

                      (b) At the Closing, the Company shall deliver to the Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by certified check or by wire transfer to the Company's bank account.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to the Purchaser as follows:


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                  2.1  ORGANIZATION, GOOD STANDING AND QUALIFICATION. The
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

                  2.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Standstill Agreement in the form attached hereto as EXHIBIT C (the "STANDSTILL AGREEMENT") to be executed by the Purchaser, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock and the Converted Common Stock (together, the "SECURITIES") has been taken or will be taken prior to the Closing, and the Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  2.3 VALID ISSUANCE OF SECURITIES. The Stock that is being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Standstill Agreement and those set forth under the Certificate of Determination and applicable state and federal securities laws. Based in part upon the representations of the Purchaser in this Agreement and subject to the provisions of Section 2.5 below, the Stock will be issued in compliance with all applicable federal and state securities laws. The Converted Common Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Determination, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Standstill Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

                  2.4 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and the Standstill Agreements, except for such filings as may be required to be made with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market and similar filings under applicable state securities laws.

                  2.5 DISCLOSURE. The Company has furnished the Purchaser with true and complete copies of all documents (other than preliminary materials) filed with the SEC (the "SEC") since January 1, 1998 (the "SEC DOCUMENTS"). As of their respective filing dates, the


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SEC Documents complied in all material respects with the requirements of the
Securities Act of 1933 (the "SECURITIES ACT") or the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as applicable. Neither the Agreement nor any of the SEC Documents as of their respective dates included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

                  2.6 CHANGES. Except as disclosed herein or in reports filed with the SEC by the Company, since July 31, 1999, there has not been (a) any change in the assets, liabilities, financial condition, business prospects or operations of the Company from those reflected in the Financial Statements, except changes in the ordinary course of business which, individually and in the aggregate, have not had a material adverse effect on the Company and its subsidiaries considered as one enterprise; (b) any material change or amendment to a contract or arrangement by which the Company or any of its assets or properties is bound or subject and filed as an exhibit to the SEC Documents; (c) any resignation or termination of employment, or to the Company's knowledge, any impending resignation or termination of employment, of any executive officer or of the Company; or (d) any declaration or payment of any dividend or other distribution of assets of the Company.

                  2.7 INDIVIDUAL PURCHASER. The Company hereby understands and agrees that the Purchaser is purchasing solely in his individual and personal capacity and not as a representative or officer, director or employee of Lehman Brothers, and that Lehman Brothers shall have no liability whatsoever with respect to any obligations of the Purchaser hereunder, including but not limited to the obligation to purchase the Stock in accordance with the terms and conditions hereof.

         3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

                  3.1 AUTHORIZATION. This Agreement and the Standstill Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.


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                  3.2  PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement, Purchaser hereby confirms, that the Securities to be acquired by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent for any person or entity, including but not limited to Lehman Brothers, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.
By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person or entity, including but not limited to Lehman Brothers, to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Such Purchaser represents that it has full power and authority to enter into this Agreement.

                  3.3 DISCLOSURE OF INFORMATION. Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has reviewed the SEC Documents. Purchaser understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business which it believes to be material.

                  3.4 RESTRICTED SECURITIES. Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser's control, and which the Company may not be able to satisfy.

                  3.5 LEGENDS. Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

                       (a)  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."


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                           (b)  Any legend required by the Blue Sky laws of any
state to the extent such laws are applicable to the shares represented by the certificate so legended.

                  3.6 ACCREDITED INVESTOR. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  3.7 FOREIGN INVESTORS. Purchaser is a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended). Purchaser's subscription and payment for and continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Purchaser's jurisdiction.

                  3.8 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and the Standstill Agreement, except for such filings as may be required to be made with the SEC and the Nasdaq National Market. and similar filings under applicable state securities laws.

         4.       REGISTRATION REQUIREMENTS.

                  4.1 SHELF REGISTRATION. The Company shall use reasonable commercial efforts to prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the SEC) under the Securities Act covering the Converted Common Stock (including any amendment thereto, the "SHELF REGISTRATION") not later than sixty (60) days after the Closing (the "FILING DATE"). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Converted Common Stock for resale by the Purchaser from time to time. The Purchaser agrees to furnish promptly to the Company in writing all information required from time to time to be disclosed in order to make the information previously furnished to the Company by such holder not misleading.

                  4.2 EFFECTIVENESS. The Company shall use reasonable commercial efforts to cause the Shelf Registration to become effective under the Securities Act not later than one hundred twenty (120) days after the Closing (the "EFFECTIVE DATE"). Subject to the requirements of the Securities Act including, without limitation, requirements relating to updating through post-effective amendments, prospectus supplements or otherwise, the Company shall use its reasonable commercial efforts to keep the Shelf Registration continuously effective and in compliance with the Securities Act until the earlier of (i) the date twelve (12) months following the Effective Date, or (ii) such date as all of the Converted Common Stock have been resold; provided, however, that in the event of a Suspension Period, as set forth in Section 4.3 hereof, the Company shall extend the period of effectiveness of such Shelf Registration by the number of days of each such Suspension Period. The Company shall use reasonable commercial efforts to take such actions under the laws of various states as may be required, from time to time during the effectiveness of the Shelf Registration (and subject to Purchaser's compliance with its


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obligations hereunder), to cause the resale of the Converted Common Stock pursuant to the Shelf Registration to be lawful.

                  4.3 SUSPENSION PERIODS. Following the effectiveness of the Shelf Registration filed pursuant to this Section, the Company may, at any time, suspend the effectiveness of such Shelf Registration for up to thirty (30) days, as appropriate (a "SUSPENSION PERIOD"), by giving notice to the Purchaser, if the Company shall have determined, through action by its Board of Directors, that the Company may be required to disclose any material corporate development, which disclosure, in the judgment of the Company's Board of Directors, could reasonably be expected to have a material adverse effect on the Company; and at least two (2) business days prior to implementing any such Suspension Period, the Company shall deliver to the Purchaser a certificate to that effect. Notwithstanding the foregoing, no more than two (2) Suspension Periods may occur in any calendar year. The period of any such suspension of the registration statement shall be added to the period of time the Company agrees to keep the Shelf Registration effective as provided in Section 4.2. The Company shall use its reasonable commercial efforts to limit the duration and number of any Suspension Periods, including, without limitation, preparing and filing with the SEC post-effective amendments to the Shelf Registration and/or prospectus supplements to the prospectus included in the Shelf Registration. The Purchaser agrees that, upon receipt of notice from the Company of a Suspension Period in accordance with the provisions of this Section 4.3, the Purchaser shall forthwith discontinue disposition of shares covered by such registration statement or prospectus in accordance with the provisions of this Section 4.3 until the Purchaser (i) is advised in writing by the Company that the applicable Suspension Period has been terminated and the use of the prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus. The Purchaser shall treat any information relating to a Suspension Period, including its receipt of notice of a Suspension Period, as confidential information of the Company, and shall not use or disclose any such information except with the prior written consent of the Company.

                  4.4 REGISTRATION EXPENSES. The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and the Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Converted Common Stock resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses in connection with listing the Converted Common Stock for quotation on Nasdaq NMS, fees and disbursements of counsel for and the independent auditors of the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and expenses of one special counsel to the Purchaser. "Selling Expenses" shall mean selling commissions, underwriting fees and stock transfer taxes applicable to the Converted Common Stock.


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                  4.5  NOTIFICATION. In addition to the Company's other
obligations under this Section 4, in connection with the registration of the Converted Common Stock on the Shelf Registration, the Company shall:

                           (a)  As promptly as practicable after becoming aware
of such event, notify the Purchaser of the occurrence of any event, as a result of which the prospectus included in the Shelf Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Shelf Registration and supplement to the prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to the Purchaser as the Purchaser may reasonably request; and

                           (b)  As promptly as practicable after becoming aware
of such event, notify the Purchaser who holds Converted Common Stock being sold of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Shelf Registration at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension; and

                           (c)  With a view to making available to the Purchaser
the benefits of Rule 144 under the Securities Act ("RULE 144") and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Converted Common Stock to the public without registration or pursuant to registration, the Company covenants and agrees to use its reasonable commercial efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date that is thirty (30) months from the date of the Closing or (B) such date as all of the Converted Common Stock shall have been resold; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

                  4.6  INDEMNIFICATION AND CONTRIBUTION.

                       (a) The Company agrees to indemnify and hold harmless the Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Purchaser (including for such purpose its officers, directors, partners, attorneys and agents) may become subject (under the Securities Act or otherwise) to the extent such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Shelf Registration or the prospectus (including any supplement) contained therein or arise out of, or are based upon, the omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of the prospectus), not misleading, or to the extent arising out of any failure by the Company to fulfill any undertaking included in the Shelf Registration, and the Company will, on a quarterly basis, reimburse the Purchaser for any legal or other expenses reasonably incurred in investigating or defending any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or


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liability arises out of, or is based upon (i) an untrue statement made in such
Shelf Registration in reliance upon and in conformity with information furnished to the Company by or on behalf of the Purchaser, (ii) the failure of the Purchaser to comply with the covenants and agreements contained in this Agreement, or (iii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

                           (b)  Each Purchaser, severally and not jointly,
agrees to indemnify and hold harmless the Company (including for such purpose its officers, directors, partners, attorneys and agents) from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) to the extent such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration or the prospectus (including any supplement) contained therein or to the extent arising out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of the prospectus), not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for use in preparation of the Shelf Registration.

                           (c)  Promptly after receipt by any indemnified
person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
Section 4.6, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action (but the omission to so notify the indemnifying party shall not relieve it from any liability that it otherwise may have to the indemnified party, except to the extent that the indemnifying party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, in the case of any claim as to which both the indemnified party and the indemnifying party are parties, to the extent that it shall wish, the indemnifying party may assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. If the indemnifying party shall assume the defense of any such claim, it shall not, without prior written consent of the indemnified party (which consent shall not unreasonably be withheld), settle or compromise any such claim or consent to the entry of any


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judgment that does not include an unconditional release of the indemnified party from all liabilities with respect to such claim or judgment. Further, no indemnifying party shall have any obligation with respect to any settlement entered into by an indemnified party without the prior written approval of this indemnifying party.

                           (d)  If the indemnification provided for in this
Section 4.6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  4.7 NASDAQ NMS LISTING. The Company shall use its reasonable commercial efforts to cause the Converted Common Stock to be listed for inclusion on the Nasdaq National Market System no later than on the Effective Date.

         5. FINDER'S FEE. At the Closing, the Company shall pay to the Purchaser a finders' fee in the amount of $800,000 in consideration of the Purchaser's arrangement of the financing.

         6. CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT THE CLOSING. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.


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                  6.2  PERFORMANCE. The Company shall have performed and
complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  6.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

                  6.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

                  6.5 OPINION OF COMPANY COUNSEL. The Purchaser shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of EXHIBIT D.

                  6.6 CERTIFICATE OF DETERMINATION. The Company shall have filed the Certificate of Determination with the Secretary of State of California on or prior to the date of the Closing, and the Certificate of Determination shall continue to be in full force and effect as of the date of the Closing.

                  6.7 STANDSTILL AGREEMENT. The Company and the Purchaser shall have executed and delivered a Standstill Agreement between the Company and the Purchaser in the form attached hereto as EXHIBIT C.

                  6.8 GOVERNMENTAL CONSENTS. There shall have been obtained at or prior to the date of the Closing such permits or authorizations, and there shall been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

                  6.9 LEGAL INVESTMENT. At the time of the Closing the purchase and sale of the Stock shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

         7. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.


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                  7.2  PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

                  7.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

                  7.4 STANDSTILL AGREEMENT. The Company and the Purchaser shall have executed and delivered a Standstill Agreement between the Company and the Purchaser.

                  7.5 GOVERNMENTAL CONSENTS. There shall have been obtained at or prior to the date of the Closing such permits or authorizations, and there shall been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

                  7.6 LEGAL INVESTMENT. At the time of the Closing the purchase and sale of the Stock shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

         8.       MISCELLANEOUS.

                  8.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year following the Closing.

                  8.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  8.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

                  8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  8.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or on EXHIBIT A hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to

                       Orrick, Herrington & Sutcliffe LLP
                       1020 Marsh Road
                       Menlo Park, CA 94025
                       Fax:  650-614-7464
                       Attn:  Geoffrey P. Leonard


                  or (b) if to the Purchaser, with a copy to

                       Alan C. Mendelson, Esq.
                       Cooley Godward LLP
                       5 Palo Alto Square
                       3000 El Camino Real
                       Palo Alto, CA 94306-2155

                  8.7  FINDER'S FEE. Except for the finder's fee set forth in
Section 5, each party represents that it neither is, nor will be, obligated for any other finder's fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible other than that described in this Section 8.7.

                  8.8 FEES AND EXPENSES. Each party shall pay its own fees and expenses, irrespective of whether the Closing occurs; provided, however, in the event that the Closing occurs, the Company will pay, concurrent with the Closing, the reasonable fees and expenses of Cooley Godward LLP, special counsel to the Purchaser in an amount not to exceed $7,500.

                  8.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  8.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the holders of at least a majority of the Converted Common Stock. Any amendment or waiver effected in accordance with this Section 9.10 shall be binding upon the Purchaser and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

                  8.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                  8.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Stock, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                  8.13 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

                  8.14 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.


                            [Signature Pages Follow]

         The parties have executed this Series A Preferred Stock Purchase Agreement as of the date first written above.

                                      COMPANY:

                                      LANDEC CORPORATION


                                      By:      /s/ Gary T. Steele
                                           ------------------------------------
                                           Gary T. Steele, President and CEO

                                      Address:    Landec Corporation
                                                  3603 Haven Avenue
                                                  Menlo Park, CA  94025
                                                  Tel: (650) 306-1650
                                                  Fax: (650) 261-3616


                                      PURCHASER:

                                               /s/ Frederick Frank
                                      -----------------------------------------
                                      Frederick Frank

                                      Address:    109 East 91st Street
                                                  New York, NY 10128
                                                  Tel:  (212) 526-3262
                                                  Fax: (212) 526-3738